UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2007

Adaptec, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-15071	94-2748530
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

691 S. Milpitas Blvd.
Milpitas, California    95035
(Address of principal executive offices including zip code)

(408) 945-8600
(Registrant's telephone number, including area code)

      N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 1, 2007, Adaptec, Inc. (the "Company") entered into employment agreements with certain of its executive officers, Mr. Ted Chen, Mr. Manoj Goyal, Mr. Russell Johnson and Mr. Stephen Terlizzi. Each of these individuals was designated as an "executive officer" by the Company's Board of Directors at its last meeting on March 27, 2007, and the Company entered into employment agreements with these newly appointed executive officers in connection with such designation. The material terms of these employment agreements are described below.

Mr. Chen. Mr. Chen's employment with the Company is on an at-will basis, serving on behalf of the Company as Vice President of Marketing and General Manager of Data Protection Solutions Group. He will receive an annual base salary of $235,000, which may be increased at the discretion of the Company's Chief Executive Officer ("CEO") and the Compensation Committee of the Board of Directors. Mr. Chen is also eligible to participate in the Company's Executive Bonus Incentive Plan, at a targeted amount of 50% of his annual base salary. Mr. Chen may also receive option grants and restricted stock awards under the 2004 Equity Incentive Plan and successor equity plans as deemed appropriate by the Company's CEO and Board of Directors. In the event of a termination without cause or change in control, Mr. Chen will be entitled to receive certain severance benefits, which are discussed in further detail in Exhibit 10.01 to this Current Report on Form 8-K and incorporated herein by reference.

Mr. Goyal. Mr. Goyal's employment with the Company is on an at-will basis, serving on behalf of the Company as Vice President of Engineering. He will receive an annual base salary of $255,000, which may be increased at the discretion of the Company's CEO and the Compensation Committee of the Board of Directors. Mr. Goyal is also eligible to participate in the Company's Executive Bonus Incentive Plan, at a targeted amount of 50% of his annual base salary. Mr. Goyal may also receive option grants and restricted stock awards under the 2004 Equity Incentive Plan and successor equity plans as deemed appropriate by the Company's CEO and Board of Directors. In the event of a termination without cause or change in control, Mr. Goyal will be entitled to receive certain severance benefits, which are discussed in further detail in Exhibit 10.02 to this Current Report on Form 8-K and incorporated herein by reference.

Mr. Johnson. Mr. Johnson's employment with the Company is on an at-will basis, serving on behalf of the Company as Vice President of Worldwide Sales. He will receive target annual earnings up to $330,240, which may be increased at the discretion of the Company's CEO and the Compensation Committee of the Board of Directors. The target annual earnings include both base and incentive pay. As a result, Mr. Johnson is not eligible to participate in the Company's Executive Bonus Incentive Plan, as his target bonus payment is tied to sales commissions. In the event of a termination without cause or change in control, Mr. Johnson will be entitled to receive certain severance benefits, which are discussed in further detail in Exhibit 10.03 to this Current Report on Form 8-K and incorporated herein by reference.

Mr. Terlizzi. Mr. Terlizzi's employment with the Company is on an at-will basis, serving on behalf of the Company as Vice President and General Manager of the Storage and Solutions Group. He will receive an annual base salary of $230,000, which may be increased at the discretion of the Company's CEO and the Compensation Committee of the Board of Directors. Mr. Terlizzi is also eligible to participate in the Company's Executive Bonus Incentive Plan, at a targeted amount of 50% of his annual base salary. Mr. Terlizzi may also receive option grants and restricted stock awards under the 2004 Equity Incentive Plan and successor equity plans as deemed appropriate by the Company's CEO and Board of Directors. In the event of a termination without cause or change in control, Mr. Terlizzi will be entitled to receive certain severance benefits, which are discussed in further detail in Exhibit 10.04 to this Current Report on Form 8-K and incorporated herein by reference.

The foregoing description of the employment agreements are qualified in its entirety by the employment agreements with Mr. Ted Chen, Mr. Manoj Goyal, Mr. Russell Johnson and Mr. Stephen Terlizzi, copies of which are filed as Exhibits 10.01, 10.02, 10.03 and 10.04, respectively, to this report.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.
10.01	Executive Employment Agreement of Mr. Ted Chen, effective as of May 1, 2007.
10.02	Executive Employment Agreement of Mr. Manoj Goyal, effective as of May 1, 2007.
10.03	Executive Employment Agreement of Mr. Russell Johnson, effective as of May 1, 2007.
10.04	Executive Employment Agreement of Mr. Stephen Terlizzi, effective as of May 1, 2007.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Adaptec, Inc.

By: /s/ Christopher G. O'Meara Christopher G. O'Meara Vice President and Chief Financial Officer

May 4, 2007

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
10.01	Executive Employment Agreement of Mr. Ted Chen, effective as of May 1, 2007. Also provided in PDF format as a courtesy.
10.02	Executive Employment Agreement of Mr. Manoj Goyal, effective as of May 1, 2007. Also provided in PDF format as a courtesy.
10.03	Executive Employment Agreement of Mr. Russell Johnson, effective as of May 1, 2007. Also provided in PDF format as a courtesy.
10.04	Executive Employment Agreement of Mr. Stephen Terlizzi, effective as of May 1, 2007. Also provided in PDF format as a courtesy.